                           LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT, dated as of the 23rd day of April, 1998, is made by and between CRESTAR BANK, a Virginia banking corporation (the Lender), and ACE*COMM CORPORATION, a Maryland corporation (the Borrower).

                                    RECITALS

      The Lender has agreed to provide working capital to the Borrower, subject to the terms and conditions of this Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Lender and the Borrower agree as follows:

      SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings assigned to them below, which meanings shall be equally applicable to the singular and plural forms of the terms defined.

      "Accounts Receivable" means, collectively, and includes all of the following, whether now owned or hereafter acquired by the Borrower: all property included within the definitions of "accounts," "chattel paper," "documents" and "instruments" set forth in the UCC; all present and future rights to payments for goods sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; contract rights; all present and future rights to payments for computer software, computer hardware or computer systems sold, leased or licensed; proceeds of any letter of credit of which the Borrower is a beneficiary; all forms of obligations whatsoever owed to the Borrower, together with all instruments and documents of title representing any of the foregoing; all rights in any goods that any of the foregoing may represent; any and all rights in any returned or repossessed goods; and all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit.

      "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of common stock, by contract or otherwise.

      "Aging" means a schedule of all outstanding Receivables of the Borrower showing the age of such Receivables in intervals of 30 days.

      "Agreement" means this Loan and Security Agreement, as the same may be amended, modified or supplemented from time to time.

      "Assignment of Claims Act" means, collectively, the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727, 41 U.S.C. Section 15, any applicable rules, regulations and interpretations issued pursuant thereto, and any amendments to any of the foregoing.

      "Borrowing Base" means, at the time in question, 80% of Eligible Billed Receivables.

      "Borrowing Base Certificate" means a certificate of the Borrower containing a computation of the Borrowing Base and certifying that no Default or Event of Default has occurred and is continuing, in form and substance satisfactory to the Lender.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State, and, with respect to the determination of LIBOR, on which banks are open for business in the London interbank market.

      "Capital Lease" means any lease that has been or should be capitalized on the books of the lessee in accordance with GAAP.

      "Canada" means Ace*Comm Canada Corporation, a corporation organized and existing under the laws of the Province of Quebec, Canada.

      "Cash Management Agreement" means any applicable agreement between the Borrower and the Lender pursuant to which funds are transferred automatically to and from the Borrower's operating account or controlled disbursement account with the Lender, as any such agreement may be amended, modified or supplemented from time to time.

      "Closing" means the initial disbursement of the Loans.

      "Closing Date" means the date of the Closing.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations issued pursuant thereto.

      "Collateral" means, collectively, and includes all Accounts Receivable, Deposit Accounts, Equipment, General Intangibles, Intellectual Property, Inventory, Investment Property and all other property of the Borrower in which a Lien is granted to the Lender pursuant to this Agreement or any other Loan Document.

      "Communications" means Ace*Comm Communications, Inc., a Barbados corporation.

      "Covenant Compliance Certificate" means a certificate executed by a Principal Officer of the Borrower, substantially in the appropriate form of Exhibit A attached to this Agreement, containing a calculation of the financial covenants contained in Section 5.8 below and certifying that no Default or Event of Default has occurred.

      "Customer" means any Person obligated on a Receivable.

      "Customer List" means a schedule of all Customers of the Borrower, showing the address of each Customer and a listing of the active contracts between the Borrower and such Customer, which is otherwise in form and substance satisfactory to the Lender.

      "Date Affected Information Technology" means a system comprised of one or more components including computer hardware, computer software or equipment with computerized functions, which reads, produces or processes date data by input, output or otherwise.

      "Debt" means, collectively, and includes, without duplication, with respect to any specified Person, (a) indebtedness or liability for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such assets from such Person) or for the deferred purchase price of property or services; (b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss; (e) obligations under interest rate swap, cap or collar agreements or similar agreements or arrangements designed to protect that Person against fluctuations in interest rates; (f) obligations under any foreign exchange contract, currency swap or other similar agreements or arrangements designed to protect that Person against fluctuations in currency values; and (g) obligations secured by any Lien on property owned by the specified Person, whether or not the obligations have been assumed.

      "Default" means any event that, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

      "Default Rate" means the rate at which interest accrues on the loans upon the occurrence of an Event of Default, determined in accordance with the provisions of Section 2.2.

      "Deposit Account" means any "deposit account", as defined in Section 9-105 of the UCC, whether now owned or hereafter acquired by the Borrower.

      "Dollars" and "$" means the lawful currency of the United States of America.

      "Eligible Billed Receivables" means Eligible Receivables that have been billed to the appropriate Customer, are aged not greater than 90 days from the date of the initial invoice. For the purposes of this definition, the term "initial invoice" shall mean the first invoice relating to the applicable goods shipped or services rendered, and not any subsequent invoice relating thereto.

      "Eligible Receivables" means Accounts Receivable of the Borrower (a) that represent valid obligations incurred by a Customer for software, goods, services licensed, shipped and delivered, installed or completed under valid contracts of license, sale, or service that have been formally awarded to the Borrower for which all required contract documents have been executed by the Borrower, and, if the Government is the Customer, for which funds have been appropriated and allocated; (b) that are due and payable not more than 30 days from the initial invoice; (c) on which the Customer is not an Affiliate or Subsidiary of the Borrower; (d) with respect to which the Borrower has no knowledge or notice of any inability of the Customer to make full payment; (e) from the face amounts of which have been deducted all payments, setoffs, amounts subject to adverse claims made in writing to the Borrower, contractual allowances, bad debt reserves and other credits applicable thereto; (f) that are subject to no Liens other than those permitted by this Agreement; (g) that continue to be in full conformity with the representations and warranties made by the Borrower to the Lender in this Agreement; (h) with respect to which the Lender is and continues to be satisfied with the credit standing of the Customer; (i) on which the Customer is not a creditor of the Borrower; and (j) on which the Customer is not a Foreign Customer, unless the Foreign Customer's obligations are secured by a letter of credit acceptable to the Lender; (k) that are not subject to any dispute; (l) with respect to which the applicable software, goods or services have been accepted by the applicable Customer on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding pursuant to which the Borrower would repurchase or accept a return of, or give a credit for, any such software, goods or services; and (m) that are not subject to any contingencies; provided, however, and without limiting any other provisions of this Agreement with respect to the exclusion of Accounts Receivable from the category of Eligible Receivables and the Borrowing Base, that (1) if the Lender reasonably determines that the collectibility of any Account Receivable makes it unacceptable for inclusion in the Borrowing Base and gives written notice to the Borrower indicating the reasons for such determination, then such Account Receivable shall thereafter be excluded from the category of Eligible Receivables, (2) if more than 50% of the aggregate face amount of Accounts Receivable owed by a Customer are aged 120 days or more, then all Accounts Receivable owed by such Customer shall be excluded from the category of Eligible Receivables, (3) in no case shall Eligible Receivables include any Accounts Receivable representing or arising out of retainages, holdbacks, progress billings, the final payment due under a Government Contract, revenues recognized or costs incurred in excess of approved or allowed reimbursement rates, cost overruns, unauthorized work or work beyond the scope of a contract, rebillings or contracts secured by surety bonds; and (4) an Account Receivable arising out of the sale, installation, licensing or other disposition of Intellectual Property entitled to United States copyright, patent or trademark protection shall not be an Eligible Receivable unless such Intellectual Property, and an appropriately completed Intellectual Property Assignment with respect thereto, shall be duly registered and filed with the United States Copyright Office and the United States Patent and Trademark Office, as applicable. If required by the Lender, no Eligible Receivable shall be included in more than three month-end Borrowing Base calculations.

      "Equipment" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: equipment and fixtures, including, without limitation, computer hardware, computer software, computer systems, furniture, machinery, vehicles and trade fixtures together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof, together with all other such items that are included within the definitions of "equipment" and "fixtures" as set forth in the UCC.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all regulations issued pursuant thereto.

      "Existing Notes" means the promissory notes made by the Borrower and held by the Lender that are outstanding on the date hereof, as described on Schedule 1 to this Agreement.

      "Event of Default" means any of the events specified as an "Event of Default" under this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Foreign Customer" means a Customer that is a foreign government, an entity organized under the laws of a country other than the United States or an individual who is not a United States citizen.

      "Fully Date Capable" means the ability to correctly process date data (including, but not limited to, reading, producing, calculating, comparing, and sequencing date data) from, into, and between the twentieth and twenty-first centuries) without material degradation in performance and without unusual intervention, including correct and continuous processing during the transition between 1999 and 2000, and correct processing of leap years.

      "GAAP" means generally accepted accounting principles consistently applied.

      "General Intangibles" means, collectively, and includes all of the following, whether now owned or hereafter acquired by the Borrower: all property that is included within the definition of "general intangibles" as set forth in the UCC; choses in action, causes of action and all other intangible property of every kind and nature, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification.

      "Government" means the United States of America or any agency or instrumentality thereof.

      "Government Contract" means any contract with the Government under which the Borrower is a prime contractor or a subcontractor.

      "Increased Costs" means any reserve, special deposit, capital adequacy guideline or similar requirement relating to any extensions of credit or other assets of the Lender, or the deposits with or other liabilities of the Lender, that (a) is imposed as a result of any Regulatory Change or as a result of the application of existing capital adequacy guidelines (including, without limitation, any Regulatory Change or capital adequacy guideline that requires that letters of credit issued, or lines of credit established, by the Lender be classified as "risk assets" for purposes of, or otherwise be subject to the provisions of, any capital adequacy guidelines applicable to the Lender), and
(b) increases the cost to the Lender of making, issuing or maintaining any Loan, reduces the amount receivable by the Lender in connection with any Loan, or reduces the rate of return on the Lender's capital as a consequence of its obligations under this Agreement.

      "Intellectual Property" means all copyrights (whether registered or unregistered), copyright registrations, trademarks, servicemarks, patents, patent applications and other property described as the "Collateral" in the Intellectual Property Assignment.

      "Intellectual Property Assignment" means a Collateral Assignment, Patent Mortgage and Security Agreement, in substantially the form of Exhibit B attached hereto, as the same may be amended, modified or supplemented from time to time.

      "Interest Payment Date" means the first day of each calendar month.

      "Inventory" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: all goods, computer hardware, computer software and computer systems held or intended for sale, lease, installation or licensing by the Borrower, or furnished or to be furnished under contracts of service, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods, together with all property including within the definition of "inventory" set forth in the UCC.

      "Investment Property" means all of the following, whether now owned or hereafter acquired by the Borrower: all property that is included within the definition of "investment property" as set forth in the UCC, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, and any commercial paper, securities, repurchase agreements, deposit accounts or other instruments or obligations purchased for the Borrower pursuant to a Cash Management Agreement.

      "LIBOR" means for each calendar month, the rate at which dollar deposits with a one-month maturity are offered to leading banks in the London interbank market at 11:00 a.m. (London time) on the first Business Day of such calendar month, based on the British Bankers Association quotations published by an On-Line Information Service, selected by the Lender, plus adjustments (expressed as a percentage) for reserve requirements, deposit insurance premium assessments, broker's commissions and other regulatory costs, all of the foregoing as determined by the Lender's Funds Management Division in accordance with its customary practices.

      "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

      "Loans" means the loans to be made to the Borrower under this Agreement.

      "Loan Documents" means this Agreement, the Revolving Note, the Intellectual Property Assignment, any Cash Management Agreement, and any other document now or hereafter executed or delivered in connection with the Obligations, in evidence thereof or as security therefor, including, without limitation, any life insurance assignment, pledge agreement, security agreement, deed of trust, mortgage, guaranty, promissory note or subordination agreement.

      "Maximum Amount" means $3,500,000; provided, however, that the Maximum Amount shall be reduced by an amount equal to the aggregate of the undrawn amounts of any letters of credit issued by the Lender for the account of the Borrower and outstanding at any time.

      "Net Income" means, for any Person for any period, the consolidated gross revenues of such Person and its Subsidiaries for such period less all consolidated operating and non-operating expenses (including taxes) of such Person and its Subsidiaries for such period, all as determined in accordance with GAAP.

      "Obligations" means the Loans, the Revolving Note, the Existing Notes and all other indebtedness and obligations of the Borrower under this Agreement and the other Loan Documents, now existing or hereafter arising, of every kind and description, direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, as amended, modified, renewed, extended or increased from time to time, including, without limitation, any overdrafts in any Deposit Account maintained by the Borrower.

      "On-Line Information Service" means a text line or other on-line information service provided to the Lender by any of Reuters Information Services, Inc., Knight-Ridder Financial/Americas, Dow Jones Telerate, Inc. or Bloomberg Financial Markets News Services, or any comparable reporting service selected by the Lender.

      "Person" means an individual, partnership, corporation, business trust, joint stock Borrower, trust, unincorporated association, joint venture, governmental authority, limited liability company or other entity of whatever nature.

      "Primary Operating Account" means any deposit account or controlled disbursement account on which the Borrower draws to pay all or substantially all of its operating expenses.

      "Prime Rate" means the rate of interest established and announced from time to time by the Lender and recorded in its Central Credit Administration Division as its Prime Rate, it being understood and agreed that the Prime Rate is used as a reference for fixing the lending rate on commercial loans and is not necessarily the lowest or most favorable rate of interest charged by the Lender on such loans.

      "Principal Officer" means the President, the Chief Executive Officer or the Chief Financial Officer of the Borrower.

      "Receivables" means the Accounts Receivable and the General Intangibles.

      "Regulatory Change" means any change, after the date of this Agreement, in any federal or state laws, rules and regulations, or interpretations thereof, or the adoption after the date of this Agreement of any rules, interpretations, directives or requests, applying to a class of financial institutions including the Lender, under any federal or state laws or regulations by any court or regulatory authority charged with the interpretation or administration thereof.

      "Revolving Note" means the $3,500,000 promissory note, of even date herewith, made by the Borrower and payable to the order of the Lender, as amended, modified or supplemented from time to time.

      "State" means the State of Maryland.

      "Subsidiary" as to any Person, means a corporation, partnership, limited partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Tangible Net Worth" means, at any time, amounts that would be included under stockholders' equity on the consolidated balance sheet of the Borrower and its Subsidiaries, provided that, in any event, such amounts are to be net of amounts carried on the books of the Borrower and its Subsidiaries for capitalized software costs.

      "Termination Date" means December 31, 1998, and any extension or extensions thereof granted by the Lender in accordance with the provisions of
Section 2.1((f)) below.

      "UCC" means the Uniform Commercial Code as adopted in the State, and all amendments thereto.

      SECTION 2. LOANS.

      SECTION 2.1. AMOUNT AND PURPOSE.

          (a) Subject to the terms and conditions of this Agreement, the Lender may, in its sole and absolute discretion, make Loans to the Borrower from time to time until the Termination Date in an aggregate principal amount not to exceed at any one time outstanding the Maximum Amount. Up to the Maximum Amount, the Borrower may borrow, repay without penalty and reborrow hereunder from the date of this Agreement until the Termination Date; provided, however, that no Loan will be disbursed by the Lender if, after such disbursement the aggregate principal amount of the Loans would exceed the Borrowing Base. The Borrower acknowledges and agrees that the Lender has no obligation to make Loans, even if the Borrower is in compliance with all terms of the Loan Documents, and the Lender may refuse to make a Loan at any time, and for any reason, without notice to the Borrower.

          (b) The proceeds of the Loans shall be used for short-term working capital purposes and for no other purposes.

          (c) The Borrower authorizes the Lender to make Loans from time to time in amounts sufficient to pay checks drawn on the Borrower's operating accounts with the Lender, subject to the limitation set forth in Section Section 2.1((a)) above, all as more particularly described in the Cash Management Agreement. In addition, the Borrower may request that a Revolving Loan be made. Any request for a Revolving Loan must be received by the Lender no later than 12:00 noon (Washington, D.C. time) on the date on which the Revolving Loan is to be made. Each request must specify the amount of the Revolving Loan and, at the option of the Lender, shall be accompanied by a current Borrowing Base Certificate and a current Aging. The Lender, in its sole discretion, may accept requests from the Borrower by telephone. If required by the Lender, any request made by telephone shall include all of the information required by a current Borrowing Base Certificate and a current Aging. Requests made by telephone shall be confirmed in writing and delivered to the Lender, and if requested by the Lender, accompanied by the current Borrowing Base Certificate and the current Aging, within two Business Days after the date of the request. Loans may be requested by those individuals designated by the Borrower from time to time in written instruments delivered to the Lender; provided, however, that the Borrower shall remain liable with respect to any Loan disbursed by the Lender in good faith hereunder, even if such Loan is requested by an individual who has not been so designated. The proceeds of each Loan will be credited to a Deposit Account maintained with the Lender by the

Borrower pursuant to a Cash Management Agreement. The Borrower agrees to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Loan were used.

          (d) The unpaid principal balance of the Loans shall bear interest at a rate per annum equal to LIBOR plus 2.50%. The interest rate on the Loans shall be determined based on LIBOR in effect as of the Closing Date and shall be adjusted on the first Business Day of each calendar month thereafter to reflect LIBOR then in effect, with each adjustment to be effective as of the first day of such calendar month if not a Business Day. Payments of interest on each Loan shall be made on each Interest Payment Date, beginning on the Interest Payment Date next succeeding the date of disbursement of such Loan.

          (e) The obligation of the Borrower to repay the Loans, together with interest thereon, shall be evidenced by the Revolving Note. The unpaid principal balance of the Revolving Note shall be payable on demand, or if demand is not sooner made, on the Termination Date. The Borrower acknowledges that the Lender may demand payment at any time, even if an Event of Default has not occurred.

          (f) The Lender from time to time may agree, in its sole discretion, to extend the Termination Date or increase the amount of Loans to be provided under this Agreement, or both. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect, and the Borrower shall execute and deliver any amendments or modifications to the Loan Documents that the Lender may require in connection with any such extension or increase. Nothing in this Section 2.1((f)) shall obligate the Lender to grant such extensions or to increase the amount of credit provided under this Agreement.

      SECTION 2.2. PAYMENTS AND COMPUTATIONS. All payments due under this Agreement (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Revolving Note or the Loans shall be made in lawful money of the United States of America, in immediately available funds, without defense, setoff or counterclaim, to the Lender at its office at Commercial Loan Services, P.O. Box 26202, Richmond, Virginia 23260-6202, or at such other place as the Lender may designate, and shall be applied first to accrued fees, next to accrued late charges, next to accrued interest and then to principal. If any payment of principal, interest or fees is due on a day other than a Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect to the extension. If any payment of principal, interest or fees is not made within ten days of its due date, the Borrower agrees to pay to the Lender a late charge equal to 5% of the amount of the payment; provided, however, that as long as the Borrower makes payments of principal, interest and fees through the Lender's automatic debit service, no late charge shall be payable if the Lender fails to debit any such payment when it is due (if sufficient collected funds are on deposit in the Borrower's account with the Lender), and such failure shall not constitute an Event of Default hereunder. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, interest shall accrue on the Loans at a per annum rate of 2% above the rate of interest that otherwise would be applicable. Interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed. The Lender may, but shall not be obligated to, debit the amount of any payment due from the Borrower under this Agreement to any deposit or investment account of the Borrower maintained with the Lender or any Affiliate of the Lender. No setoff, claim, counterclaim, reduction or diminution of any obligation of any defense of any kind or nature that the Borrower has or may have against the Lender (other than the defense of payment) shall be available against the Lender in any suit or action brought by the Lender to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by the Borrower of any rights or claims that the Borrower may have against the Lender, but any recovery upon such rights and claims shall be had from the Lender separately, it being the intent of this Agreement and the other Loan Documents that the Borrower shall be obligated to pay, absolutely and unconditionally, all amounts due hereunder and under the other Loan Documents.

      SECTION 2.3. INCREASED COSTS. If, as a result of any Regulatory Change or for any other reason, the Lender incurs Increased Costs, the Borrower agrees to pay such Increased Costs to the Lender within ten Business Days after receipt by the Borrower of the Lender's invoice therefor. The invoice will be accompanied by a written statement of the Lender setting forth in reasonable detail the basis and the calculation of the Increased Costs. The Lender's calculation shall include reasonable averaging and attribution methods to determine the Increased Costs attributable to the Loans.

      SECTION 2.4. FEES.

          (a) In consideration of the expenses incurred by the Lender in connection with administering the Loans and monitoring the Borrowing Base, the Borrower agrees to pay to the Lender and administrative fee of $17,000, of which $9,000 shall be paid on or prior to the Closing Date and the balance of which shall be payable in monthly installments of $1,000 per month, due on the first day of each month, beginning on June 2, 1998.

          (b) If, prior to the Termination Date, the Borrower requests that the Lender terminate the Credit Facility provided for in this Agreement and release it security interest in the Collateral, the Borrower shall pay to the Lender, upon such release, a fee equal to $35,000.

      SECTION 2.5. PRIMARY DEPOSITORY RELATIONSHIP. If the Borrower fails to maintain its Primary Operating Account with the Lender, interest shall accrue on the Loans of the Borrower at a per annum rate of 1.0% above the rate of interest that otherwise would be applicable, effective as of the first day following the day on which the Borrower moves its Primary Operating Account.

      SECTION 2.6. MANDATORY PREPAYMENT. The Borrower shall prepay the Loans upon the Lender's demand therefor to the extent that the aggregate amount of outstanding Loans exceeds the Borrowing Base at any time.

      SECTION 3. COVENANTS, REPRESENTATIONS AND OTHER TERMS REGARDING
COLLATERAL.

      SECTION 3.1. SECURITY INTEREST. To secure the Obligations, the Borrower
(a) grants to the Lender, its successors and assigns, a first priority security interest in the Accounts Receivable, the Deposit Accounts, the Equipment, the General Intangibles, the Inventory and the Investment Property, all additions and accessions thereto and replacements thereof, all proceeds and products thereof, all books of account and records, including all computer software relating thereto, all policies of insurance on any property of the Borrower and all proceeds of such policies, and (b) shall execute and deliver to the Lender an Intellectual Property Assignment to grant to the Lender, its successors and assigns, a first priority security interest in all Intellectual Property now owned or hereafter acquired by the Borrower.

      SECTION 3.2. RECEIVABLES.

          (a) The Borrower represents and warrants as to each and every Eligible Receivable now existing that: (1) it is a bona fide existing obligation, valid and enforceable against the Customer, for software installed or licensed, goods sold or leased or services rendered in the ordinary course of business; (2) it is subject to no dispute, defense or offset except as disclosed in writing to the Lender; (3) all instruments, chattel paper and other evidence of indebtedness issued to the Borrower with respect to any Eligible Receivable have been delivered to the Lender, and, together with all supporting documents delivered to the Lender, are genuine, complete, valid and enforceable in accordance with their terms; (4) it is not subject to any discount, allowance or special terms of payment except as disclosed in writing to the Lender; and (5) it is not and shall not be subject to any prohibition or limitation upon assignment. The Borrower covenants and agrees that each Eligible Receivable arising after the date of this Agreement will be in conformance with the foregoing representations.

          (b) The Borrower shall immediately notify the Lender of (1) any dispute in excess of $50,000 with a Customer and (2) the bankruptcy, insolvency, receivership, assignment for the benefit of creditors or suspension of business of any Customer of which the Borrower has knowledge. The Borrower shall not compromise or discount any Receivable without the prior written consent of the Lender except for (i) ordinary trade discounts or allowances for prompt payment, and (ii) prior to the occurrence of a Default or an Event of Default, such compromises or discounts that, after giving effect thereto, will not cause the Borrowing Base to be less than the unpaid principal balance of the Loans then outstanding.

          (c) The Borrower shall establish and maintain a lockbox with the Lender and shall direct all Customers to make payments on Receivables to such lockbox by printing such direction on all invoices given to Customers. The Borrower also shall remit to such lockbox or deliver to the Lender all payments on Receivables received by the Borrower. Such payments shall be remitted or delivered in their original form on the day of receipt. All notes, checks and other instruments so received by the Borrower shall be duly endorsed to the order of the Lender. The payments remitted to the lockbox and all payments delivered to the Lender shall be credited to a cash collateral account maintained by the Lender in the name of the Borrower over which the Lender shall have the exclusive power of withdrawal. All funds in the cash collateral account shall be held as security for the Obligations, and, after final collection, funds in the cash collateral account shall be applied to the repayment of the Obligations.

          (d) Upon the occurrence of an Event of Default, to facilitate direct collection of the Receivables, the Lender shall have the right to take over the post office boxes of the Borrower or make other arrangements, with which the Borrower shall cooperate, to receive the Borrower's mail containing payments on the Receivables.

          (e) The Borrower shall execute all other agreements, instruments and documents and shall perform all further acts that the Lender may require with respect to Receivables owing by the Government to ensure compliance with the Assignment of Claims Act.

      SECTION 3.3. INVENTORY AND EQUIPMENT.

          (a) All of the Inventory and Equipment will be kept only at the places of business listed on Schedule 2 to this Agreement. The Borrower shall give the Lender prior written notice before any Inventory or Equipment is moved or delivered to a location other than such designated places of business, and the Lender's lien and security interest will be maintained despite the location of the Inventory or Equipment. Without the prior written consent of the Lender, the Borrower shall not move or deliver the Inventory or Equipment to a location outside of the United States of America.

          (b) The Borrower shall keep and maintain the Equipment in good operating condition and repair, reasonable wear and tear excepted. The Borrower shall not permit any of the Equipment to become a fixture to any real estate unless subordination agreements satisfactory to the Lender are obtained by any owner or mortgagee of such real estate. The Borrower, immediately on demand therefore by the Lender, shall deliver to the Lender any and all evidence of ownership of any of the Equipment. None of the Equipment shall be sold, transferred, leased or otherwise disposed of without the prior written consent of the Lender, except for (1) sales or dispositions of obsolete Equipment, and
(2) sales or dispositions of any item of Equipment that is replaced contemporaneously with Equipment of comparable value and utility.

          (c) The Lender's security interest shall extend and attach to Inventory that is presently in existence and is owned by the Borrower or in which the Borrower purchases or acquires an interest at any time and from time to time in the future, whether such Inventory is in transit or in the Borrower's constructive, actual or exclusive occupancy or possession or not and wherever the same may be located, including, without limitation, all Inventory that may be located at the premises of the Borrower or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, convertors or other third parties who may have possession of the Inventory.

          (d) Upon the sale, exchange, lease or disposition of the Inventory, the security interest of the Lender, without break in continuity and without further formality or act, shall continue in and attach to all cash and non-cash proceeds of such sale, exchange, lease or disposition, including Inventory returned or rejected by Customers or repossessed by either the Borrower or the Lender. As to any such sale, exchange, lease or disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation.

          (e) Except for licenses, sales or leases made in the ordinary course of business and Liens permitted by this Agreement, the Borrower shall not sell, lease, encumber, license or dispose of, or permit the sale, lease, encumbrance or disposal of, any Inventory without the prior written consent of the Lender.

          (f) The Borrower shall have the Equipment and Inventory insured against loss or damage by fire, theft, burglary, pilferage, loss in transportation and such other hazards as the Lender shall specify, by insurers satisfactory to the Lender, in amounts satisfactory to the Lender and under policies containing loss payable clauses satisfactory to the Lender. Any such insurance policies, or evidence thereof satisfactory to the Lender, shall be deposited with the Lender. The Borrower agrees that the Lender shall have a security interest in such policies and the proceeds thereof, and, if any loss should occur, the proceeds may be applied to the payment of the Obligations or to the replacement or restoration of the Inventory or Equipment damaged or destroyed, as the Lender may elect or direct. After the occurrence of an Event of Default, the Lender shall have the right to file claims under any insurance policies, to receive, receipt and given acquittance for any payments that may be made thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect to the collection, compromise, or settlement of any claims under any of the insurance policies.

      SECTION 3.4. DEFENSE OF COLLATERAL. The Borrower, at its expense, will defend the Collateral against any claims or demands adverse to the Lender's security interest and will promptly pay when due all taxes or assessments levied against the Borrower on the Collateral.

      SECTION 3.5. INFORMATION REGARDING COLLATERAL. The Borrower shall provide the Lender such information as the Lender from time to time reasonably may request with respect to the Collateral, including, without limitation, statements describing, designating, identifying and evaluating all Collateral.

      SECTION 3.6. PERFECTION OF SECURITY INTEREST. The Borrower shall perform any and all steps in all relevant or appropriate jurisdictions as may be necessary or reasonably requested by the Lender to perfect, maintain and protect the Lender's security interest in the Collateral. All instruments and chattel paper that are part of the Collateral shall be delivered to the Lender, duly endorsed to the order of the Lender. The Borrower shall pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Lender's security interests.

The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

      SECTION 3.7. POWER OF ATTORNEY. The Borrower appoints the Lender and any officer, employee or agent of the Lender, as the Lender from time to time may designate, as attorneys-in-fact for the Borrower to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this Agreement and to carry out the intent of this Agreement, to do any act that the Borrower is required to do pursuant to the terms of this Agreement and to exercise such rights and powers as the Borrower might exercise with respect to the Collateral, all at the cost and expense of the Borrower. The Borrower agrees that neither the Lender nor any other such attorney-in-fact will be liable for any acts of omission or commission, unless such acts were willful misconduct or grossly negligent, nor for any error of judgment or mistake of law or fact. This power is coupled with an interest and is irrevocable so long as any Obligations are outstanding. The Lender agrees that it shall not be entitled to exercise its rights under this Section 3.7 prior to the occurrence of a Default or an Event of Default.

      SECTION 3.8. LIMITATIONS ON OBLIGATIONS. It is expressly agreed by the Borrower that, notwithstanding any other provision of this Agreement, the Borrower shall remain liable under each Receivable and contract giving rise to each Receivable to observe and perform all the conditions and obligations to be observed and performed by the Borrower in accordance with and pursuant to the terms and provisions of each such Receivable and contract. The Lender shall not have any obligation or liability under any Receivable or contract by reason of or arising out of this Agreement or the assignment of such Receivable or contract to the Lender or the receipt by the Lender of any payment relating to the Receivable pursuant to this Agreement, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any Receivable or contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Receivable, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

      SECTION 3.9. INDEMNIFICATION. In any suit, proceeding or action brought by or against the Lender relating to the Collateral, the Borrower will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Lender. The foregoing obligation of the Borrower to indemnify the Lender shall not extend to any suit, proceeding or action arising out of the Lender's gross negligence or willful or malicious misconduct.

      SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

      SECTION 4.1. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and (c) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where such failure to be so qualified would not have a material adverse effect on the business operation of the Borrower. As of the date of this Agreement, the Borrower has no Subsidiaries other than Canada and Communications. Neither Canada nor Communications generates revenues or owns material assets.

      SECTION 4.2. POWER AND AUTHORITY. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate actions and do not and will not (a) require any consent or approval of, or filing or registration with, any governmental agency or authority or the stockholders of the Borrower; (b) contravene the Borrower's articles of incorporation or bylaws; (c) result in a breach of or constitute a default under any material agreement or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (e) cause the Borrower to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Borrower.

      SECTION 4.3. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      SECTION 4.4. FINANCIAL STATEMENTS. The financial statements of the Borrower that have been furnished to the Lender in connection with this Agreement are complete and correct and fairly present the financial condition of the Borrower as of the dates of such statements. Since the dates of such statements, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower.

      SECTION 4.5. LITIGATION. There is no pending or, to the Borrower's knowledge, threatened action or proceeding against or affecting the Borrower before any court, governmental agency or arbitrator, that, in any one case or in the aggregate, may affect the financial condition, operations, properties or business of the Borrower in a materially adverse manner.

      SECTION 4.6. OWNERSHIP AND LIENS. The Borrower has title to all of its assets, including the Collateral, and none of the Collateral or such assets is subject to any Lien, except Liens permitted by this Agreement.

      SECTION 4.7. ERISA. The Borrower has not incurred any material "accumulated funding deficiency" within the meaning of Section 302 of ERISA or
Section 412 of the Code, nor has the Borrower incurred any material liability to the PBGC in connection with any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) established or maintained by the Borrower. None of the employee pension benefit plans (as defined above) of the Borrower, nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, that could subject such plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with such plans or any such trust to any material liability or tax or penalty on prohibited transactions imposed by such Sections 406 or 4975. Neither the Borrower nor any Affiliate of the Borrower is now, or at any time in the past has been, obligated to make contributions to a "multiemployer plan," as such term is defined in Section 4001(a)(3) of ERISA.

      SECTION 4.8. TAXES. The Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

      SECTION 4.9. DEBT. The Borrower is in no manner directly or contingently obligated with respect to any Debt that is not permitted by this Agreement. The Borrower is not in default with respect to any Debt.

      SECTION 4.10. CORPORATE NAME; CHIEF EXECUTIVE OFFICE. During the five years immediately preceding the date of this Agreement, neither the Borrower nor any predecessor of the Borrower has used any name other than its current corporate name and "American Computer and Electronics Corporation." The chief executive office of the Borrower, within the meaning of Section 9.103(3)(d) of the UCC, is now at 704 Quince Orchard Road, Gaithersburg, Maryland 20878. Since April 23, 1993, the only other chief executive office of the Borrower was maintained at 209 Perry Parkway, Gaithersburg, Maryland 20877.

      SECTION 4.11. DEBARMENT AND SUSPENSION. No event has occurred and no condition exists that is likely to result in the debarment or suspension of the Borrower from any contracting with the Government, and neither the Borrower nor any Affiliate of the Borrower has been subject to any such debarment or suspension prior to the date of this Agreement.

      SECTION 4.12. YEAR 2000. The Borrower has undertaken reasonable efforts to determine whether all material Date Affected Information Technology used in the business operations of the Borrower is Fully Date Capable, and, to the extent necessary, the Borrower has initiated efforts to make its material Date Affected Information Technology Fully Date Capable prior to the date that the failure to be Fully Date Capable would materially and adversely affect the operation thereof.

      SECTION 5. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that:

      SECTION 5.1. MAINTENANCE OF EXISTENCE. The Borrower will preserve and maintain its corporate existence and good standing in the jurisdiction of its formation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business operations of the Borrower.

      SECTION 5.2. MAINTENANCE OF RECORDS. The Borrower will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower. The principal records and books of account, including those concerning the Collateral, shall be kept at the chief executive office of the Borrower described above. The Borrower will not move such records and books of account or change its chief executive office or the name under which it does business without (a) giving the Lender at least 30 days' prior written notice, and (b) executing and delivering financing statements satisfactory to the Lender prior to such move or change.

      SECTION 5.3. MAINTENANCE OF PROPERTIES. The Borrower will maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

      SECTION 5.4. CONDUCT OF BUSINESS. The Borrower will continue to engage in a business of the same general type as conducted by it on the date of this Agreement.

      SECTION 5.5. MAINTENANCE OF INSURANCE. The Borrower will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, including, without limitation, insurance covering the Inventory and Equipment as required hereby.

      SECTION 5.6. COMPLIANCE WITH LAWS. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, ERISA), such compliance to include, without limitation, paying, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property.

      SECTION 5.7. RIGHT OF INSPECTION. At any reasonable time and from time to time, with reasonable notice, the Borrower will permit the Lender or any agent or representative of the Lender to audit, examine and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its officers and directors and the Borrower's independent accountants. The Borrower agrees to reimburse the Lender for all reasonable audit and Collateral verification and examination expenses incurred by it.

      SECTION 5.8. REPORTING REQUIREMENTS. The Borrower will furnish to the
Lender:

          (a) Monthly Financial Statements of the Borrower. As soon as available and in any event within 30 days after the end of each of the first two monthly accounting periods during each fiscal quarter of the Borrower, and within 45 days after the end of the last such monthly accounting period during each fiscal quarter, unaudited financial statements consisting of consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such month and a consolidated and consolidating statements of income and stockholder's equity of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with the GAAP. Such financial statements shall be certified to be accurate by a Principal Officer of the Borrower (subject to year-end adjustments) and shall be accompanied by a Covenant Compliance Certificate for such period;

          (b) Annual Financial Statements of the Borrower. As soon as available and, in any event, within 90 days after the end of each fiscal year of the Borrower, audited financial statements consisting of the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year, and consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP, accompanied by an opinion thereon acceptable to the Lender of Price Waterhouse LLP, or any other independent certified public accounting firm selected by the Borrower and acceptable to the Lender;

          (c) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants;

          (d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, that, if determined adversely to the Borrower, could have a material adverse effect on the financial condition, properties or operations of the Borrower;

          (e) Notice of Defaults and Events of Default. As soon as possible and, in any event, within ten days after the occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that is proposed to be taken by the Borrower with respect thereto;

          (f) Proxy Statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower sends to its stockholders, other than routine notices concerning the annual meetings of the Borrower;

          (g) Borrowing Base Certificate and Receivables Detail. As soon as available and, in any event, (1) within 15 days after the end of each calendar week, a Borrowing Base Certificate appropriately completed and executed by a Principal Officer of the Borrower and including a computation of the Borrowing Base as of the last day of such calendar week, and (2) within 30 days after the end of each monthly accounting period, (i) an Aging as of the last day of the previous monthly accounting period, (ii) such other supporting documents as the Lender from time to time reasonably may request, and (iii) such invoices, instruments, chattel paper and other evidence of indebtedness representing any Receivables, duly endorsed to the Lender, as the Lender may request; and (iv) an unbilled Receivables report and a contract backlog report reflecting all contracts of the Borrower, each as of the end of the previous monthly accounting period and each in form and detail acceptable to the Lender. A copy of each item described in this Section 5.8((g)) shall be delivered within the deadline specified (A) to the Lender's Government Contracts Administration Division at 8245 Boone Boulevard, 3rd Floor, Vienna, Virginia 22182-3871, Attention: Betty Lillard, and (B) to Curtis L. Withrow, Jr., at the address specified in Section
9.3 below;

          (h) Customer List. If required by the Lender, within 90 days after the end of each fiscal quarter of the Borrower, a current Customer List;

          (i) Tax Returns. As soon as available and, in any event within 10 Business Days of filing, copies of the filed federal income tax returns of the Borrower; and

          (j) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender from time to time reasonably may request.

      SECTION 5.9. YEAR 2000 COMPLIANCE. The Borrower shall initiate and maintain a program to identify any Date Affected Information Technology used in the business operations of the Borrower that is not Fully Date Capable, and, in connection therewith, undertake in good faith to make all material Date Affected Information Technology used in such business operations Fully Date Capable prior to the date that the failure to be Fully Date Capable would adversely affect the operation thereof. The Borrower shall advise the Lender in the event that the Borrower has reason to believe that any material Date Affected Information Technology will not be Fully Date Capable prior to the date that the failure to be Fully Date Capable would adversely affect the operation thereof, and advise the Lender in the event that the Borrower has reason to believe that it will be adversely affected by the failure of any affiliated or nonaffiliated entity to have its Date Affected Information Technology Fully Date Capable. The Borrower agrees to provide the Lender, upon request, access to and copies of information necessary to permit the Lender to determine whether the Borrower's Date Affected Information Technology is, or will be, Fully Date Capable, including, without limitation, (i) minutes, resolutions and reports to and from the Borrower's Board of Directors or committee thereof, (ii) internally generated reports, consultant reports or auditor's reports regarding the status of the Borrower's Date Affected Information Technology, (iii) all documents relating to a "Year 2000" program, and (iv) officer certificates or other statements requested by the Lender regarding the status of Date Affected Information Technology. The Borrower acknowledges that the Lender's right to receive, or the Lender's receipt of, the foregoing information does not impose any obligation on the Lender to assess the accuracy or effect of such information, or to recommend or require remedial action of any kind. The Borrower hereby acknowledges that the actual or potential failure or degradation of any material Date Affected Information Technology due to its failure to be Fully Date Capable may constitute a material adverse change in the Borrower's business or financial condition.

      SECTION 6. NEGATIVE COVENANTS. The Borrower agrees that, without first obtaining the prior written consent of the Lender:

      SECTION 6.1. LIENS. The Borrower will not create, incur, assume or permit to exist, any Lien upon or with respect to any of their properties, now owned or hereafter acquired, except: (a) Liens in favor of the Lender; (b) Liens that are incidental to the conduct of the business of the Borrower, are not incurred in connection with the obtaining of credit and do not materially impair the value or use of assets of the Borrower; and (c) purchase-money Liens, whether now existing or hereafter arising (including those arising out of a Capital Lease) on any fixed assets provided that (1) any property subject to a purchase-money Lien is acquired by the Borrower in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition, (2) each such Lien shall attach only to the property so acquired, (3) the Debt secured by all such Liens shall not exceed the aggregate at any time outstanding $100,000.

      SECTION 6.2. DEBT. The Borrower will not create, incur, assume or permit to exist, any Debt, except: (a) the Obligations; (b) Debt of the Borrower subordinated to the Obligations on terms satisfactory to the Lender; (c) ordinary trade accounts payable; and (d) Debt of the Borrower (including Debt arising out of a Capital Lease) secured by purchase-money Liens permitted by this Agreement.

      SECTION 6.3. MERGERS, ETC. The Borrower will not merge or consolidate with any Person.

      SECTION 6.4. SALE AND LEASEBACK. The Borrower will not sell, transfer or otherwise dispose of, any real or personal property to any Person and thereafter, directly or indirectly, lease back the same or similar property.

      SECTION 6.5. DIVIDENDS AND DISTRIBUTIONS. The Borrower will not declare or pay any dividends or distributions; or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

      SECTION 6.6. SALE OF ASSETS. The Borrower will not sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets, except for (a) Inventory sold or leased in the ordinary course of business and (b) the sale or other disposition of assets other than Inventory no longer used or useful in the conduct of its business and not exceeding $100,000 in the aggregate for the Borrower during any fiscal year.

      SECTION 6.7. LOANS. The Borrower will not make any loan or advance to any Person, or purchase any notes or other Debt issued by any Person, except for travel advances or other advances in an aggregate amount not to exceed $100,000 at any one time outstanding, which are made to any employee of the Borrower in the ordinary course of the Borrower's business and in furtherance of such employee's performance under a contract with a Customer.

      SECTION 6.8. GUARANTIES, ETC. The Borrower will not assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, any liability arising out of any agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for obligations of any Person, or permit any such guaranties or liabilities to exist, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

      SECTION 6.9. ACQUISITIONS. The Borrower will not form or acquire a Subsidiary, become a partner or joint venturer with any person, or purchase or acquire all or substantially all of the assets of any Person, or any capital stock of, ownership interest in or equity securities issued by any other Person. The Borrower will not permit Canada or Communications to generate revenues or own assets without the Lender's consent. If the Lender consents to the acquisition or formation of a Subsidiary by the Borrower, or to the generation of revenues or ownership of assets by Canada or Communications, the Borrower will cause such Subsidiary to (a) execute and deliver to the Lender a written instrument, in form and substance satisfactory to the Lender, pursuant to which such Subsidiary shall (1) become jointly and severally with the Borrower liable for all of the Obligations, (2) grant a security interest to the Lender in all of its assets on the same terms as are set forth in this Agreement and the Intellectual Property Assignment, and (3) agrees to perform, observe and comply with all of the representations, warranties, covenants and agreements contained in the Loan Documents, and (b) satisfy all of the conditions set forth in
Section 7.1 as though such conditions were applicable to such Subsidiary.

      SECTION 6.10. TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

      SECTION 6.11. TANGIBLE NET WORTH. The Borrower shall not permit, as of the end of each of its fiscal quarters, Tangible Net Worth to be less than $13,400,000.

      SECTION 6.12. NET INCOME. The Borrower shall not permit its Net Income for any fiscal quarter, beginning with the fiscal quarter ending on June 30, 1998, to be less than $0.00.

      SECTION 7. CONDITIONS OF LENDING. The making of the Loans shall be subject to the following conditions:

      SECTION 7.1. CONDITIONS PRECEDENT TO CLOSING. The initial disbursement of the Loans shall be subject to the following conditions precedent:

          (a) The Loan Documents shall have been appropriately completed, duly executed by the parties thereto, recorded where necessary and delivered to the Lender.

          (b) No Default or Event of Default shall have occurred and be continuing.

          (c) All representations and warranties contained herein shall be true and correct in all material respects at the Closing Date.

          (d) All legal matters incident to the Loans shall be reasonably satisfactory to counsel for the Lender, and the Borrower agrees to execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender reasonably may request.

          (e) Financing statements in form and substance satisfactory to the Lender shall have been properly filed in each office where necessary to perfect the Lender's security interest in the Collateral, termination statements shall have been filed with respect to any other financing statements covering all or any portion of the Collateral and all taxes and fees with respect to such recording and filing shall have been paid by the Borrower.

          (f) All Intellectual Property subject to United States copyright, patent or trademark protection, and an Intellectual Property Assignment with respect thereto, shall have been duly registered with the United States Patent and Trademarks Office or the Register of Copyrights, as applicable, and the Lender shall have received a search report confirming that it has a perfected first priority lien with respect thereto.

          (g) The Borrower shall have delivered to the Lender (1) certified copies of evidence of all corporate action taken by the Borrower to authorize the execution and delivery of the Loan Documents, (2) certified copies of the article of incorporation and bylaws of the Borrower, (3) a certificate of incumbency for the officers of the Borrower executing the Loan Documents, (4) a good standing certificate, dated not more than 30 days prior to the Closing Date, from the appropriate state official of any state in which the Borrower is incorporated or qualified to do business, and (5) such additional supporting documents as the Lender or counsel for the Lender reasonably may request.

          (h)  The Lender shall have received (1) a Borrowing Base Certificate,
(2) an Aging, and (3) the financial statements of the Borrower for the period ended on March 31, 1998.

          (i) The Lender shall have received a field examination report of the Collateral in form and substance acceptable to it.

          (j) If required by the Lender, it shall have received the written opinion of counsel to the Borrower, in form and substance satisfactory to the Lender.

          (k) The Lender shall have received financing statement, judgment and tax lien searches reflecting that there are no Liens outstanding against the Collateral other than those permitted by the Agreement.

      SECTION 7.2. CONDITIONS PRECEDENT TO SUBSEQUENT DISBURSEMENTS. The disbursement and issuance of subsequent Loans shall be subject to the following conditions precedent:

          (a) No Default or Event of Default shall have occurred and be continuing.

          (b) No material adverse change shall have occurred in the financial condition of the Borrower since March 31, 1998.

          (c) All representations and warranties shall be true and correct in all material respects at the date of such disbursement.

          (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof that, in the opinion of counsel for the Lender, would make it illegal for the Lender to make Loans hereunder.

          (e) If required by the Lender, the Borrower shall have delivered to the Lender a current Borrowing Base Certificate and a current Aging, duly executed by the president or treasurer of the Borrower and appropriately completed, and such other supporting data and documentation relating to the Collateral as may be required by the Lender in its reasonable discretion.

      SECTION 8. DEFAULT.

      SECTION 8.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

          (a) Failure of the Borrower to pay any Obligation to the Lender, including, without limitation, the principal of or interest on the Revolving Note or the Loans, when the same shall become due and payable, whether at maturity, or otherwise, and such failure shall continue for a period of ten days after written notice to the Borrower from the Lender, which may be a computer generated late payment notice; or

          (b) If the Borrower refuses to permit the Lender to inspect, examine, verify or audit the Collateral in accordance with the provisions of this Agreement; or

          (c) Failure of the Borrower to perform or observe any covenant contained in Section 6 of this Agreement; or

          (d) Failure of the Borrower to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement (except any such failure resulting in the occurrence of another Event of Default described in this Section), within 30 days after the earlier of actual knowledge thereof by the Borrower or written notice from the Lender to the Borrower specifying such failure; or

          (e) If any representation or warranty made or deemed made by the Borrower in this Agreement, any Loan Document or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement (including any Borrowing Base Certificate or financial statements) or in connection with any borrowing under this Agreement was materially untrue or is breached in any material respect; or

          (f) If, as a result of default, any other obligation of the Borrower for the payment of any Debt becomes or is declared to be due and payable prior to the expressed maturity thereof, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction; or

          (g) The Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or any substantial part of its property, or commences any proceeding relating to the Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

          (h) If, within 60 days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if, within 60 days after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, the appointment shall not have been vacated; or

          (i) Any judgment against the Borrower in excess of $50,000 or any attachment in excess of $50,000 against any property of the Borrower that remains unpaid, undischarged, unbonded or undismissed for a period of 30 days, unless and to the extent that the judgment or attachment is appealed in good faith in a court of higher jurisdiction and the appeal remains pending; or

          (j) If the Lender, in good faith, deems itself insecure or determines that material adverse change has occurred in the financial or business condition of the Borrower, and the cause for such determination is not cured to the Lender's satisfaction within 30 days after notice from the Lender to the Borrower specifying the Lender's basis therefor; or

          (k) The dissolution, liquidation or termination of existence of the Borrower; or

          (l) If the Borrower fails to give the Lender any notice required by this Agreement within ten days after the occurrence of the event giving rise to the obligation to give such notice, provided that such failure to give notice shall not constitute an Event of Default if the applicable Event of Default or breach is cured within any grace period that otherwise would have been applicable had the notice been timely given; or

          (m) If there is a material change in the executive management of the Borrower that is not acceptable to the Lender; or

          (n) The occurrence of an event of default under any other Loan Document and the expiration of all applicable cure periods.

      SECTION 8.2. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, the following provisions shall be applicable:

          (a) The Lender, at its option, may terminate its obligation to make Loans under this Agreement and declare all Obligations, whether incurred prior to, contemporaneous with or subsequent to the date of this Agreement, and whether represented in writing or otherwise, immediately due and payable and may exercise all of its rights and remedies against the Borrower and any Collateral.

          (b) The Lender may foreclose its lien and security interest in the Collateral in any way permitted by law and shall have, without limitation, the remedies of a secured party under the UCC. The Lender may enter the premises of the Borrower without legal process and without incurring liability to the Borrower and remove the Collateral to such place or places as the Lender may deem advisable, or the Lender may require the Borrower to assemble the Collateral and make the Collateral available to the Lender at a convenient place and, with or without having the Collateral at the time or place of sale, the Lender may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, at any time or place, in one or more sales and upon such terms and conditions as the Lender may elect. The Lender shall give not less than ten Business Days' prior written notice to the Borrower of the time and place of any public sale of the Collateral or the time after which the Collateral may be sold in a private sale, which the Borrower agrees constitutes commercially reasonable notice. At any such sale the Lender may be the purchaser, subject to the applicable provisions of the UCC.

          (c) The proceeds from any sale of the Collateral by the Lender shall first be applied to any costs and expenses in securing possession of the Collateral and to any expenses in connection with the sale. The net proceeds will be applied toward the payment of the Obligations. Application of the net proceeds as to particular Obligations or as to principal, interest and fees shall be in the Lender's absolute discretion. Any deficiency will be paid to the Lender by the Borrower forthwith upon demand, and any surplus will be paid to the Borrower, as applicable.

          (d) To the extent that the Obligations are now or hereafter secured by property other than the Collateral described herein or by the guarantee, endorsement or property of any other Person, the Lender shall have the right to proceed against such other guarantee, endorsement or property upon the occurrence of an Event of Default, and the Lender shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lender's rights hereunder.

          (e) The Lender is hereby authorized at any time or from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any deposit (general or special, time or demand, provisional or final) or investment account at any time held, including any certificate of deposit, and other indebtedness at any time owed by the Lender or any of its affiliates, whether or not any such deposit or indebtedness is then due, to or for the credit or account of the Borrower against any and all of the Obligations.

          (f) THE BORROWER, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION OF THE COLLATERAL, WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO NOTICE OF FORECLOSURE AND ANY OTHER ACT DESCRIBED HEREIN, TO ANY HEARING THAT MAY BE HELD RELATING TO FORECLOSURE OR ANY OTHER SUCH ACTS, AND TO ANY NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY THE LENDER PRIOR TO SUCH HEARING, OTHER THAN THE NOTICES REQUIRED BY THE LOAN DOCUMENTS OR THE UCC. THE LENDER AND THE BORROWER EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          (g) The Lender itself may perform or comply, or otherwise cause performance or compliance, with the obligations of the Borrower contained in this Agreement, including, without limitation, the obligations of the Borrower to defend and insure the Collateral. The expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the Prime Rate plus 2%, shall be payable by the Borrower to the Lender on demand and shall constitute Obligations.

      SECTION 9. MISCELLANEOUS.

      SECTION 9.1. COLLECTION COSTS. The Borrower shall pay all of the reasonable costs and expenses incurred by the Lender in connection with the enforcement of this Agreement and the other Loan Documents, including, without limitation, reasonable attorneys' fees and expenses.

      SECTION 9.2. MODIFICATION AND WAIVER. Except for the other documents expressly referred to in this Agreement, this Agreement contains the entire agreement between the parties and supersedes all prior agreements between the Lender and the Borrower concerning the subject matter hereof. No modification or waiver of any provision of this Agreement or any other Loan Document and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by an officer of the Lender with a title of vice president or any higher office, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender contained in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by law.

      SECTION 9.3. NOTICES. All notices, requests, demands or other communications provided for in this Agreement (except for requests for Loans made by telephone as described in Section 2.1 above) shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the Lender, at Crestar Bank, 6410 Rockledge Drive, Bethesda, Maryland 20817, Attention: Curtis L. Withrow, Jr., or to the Borrower at 704 Quince Orchard Road, Suite 100, Gaithersburg, Maryland 20878, Attention: Joseph F. Greeves, Vice President and Chief Financial Officer. Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. The Borrower or the Lender may change its address by notifying the other party of the new address in any manner permitted by this Section 9.3. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not affect the date of such notice, election or demand sent in accordance with the foregoing provisions.

      SECTION 9.4. COUNTERPARTS. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same agreement.

      SECTION 9.5. CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

      SECTION 9.6. SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the making and renewal of the Loans hereunder.

      SECTION 9.7. FEES AND EXPENSES. Whether or not any Loans are made hereunder, the Borrower shall pay on demand all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, filing, recording and enforcement of this Agreement and any of the documents executed or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel to the Lender, and local counsel who may be retained by the Lender, with respect to this Agreement and such documents and any amendments thereof and with respect to advising the Lender as to its rights and responsibilities thereunder.

      SECTION 9.8. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the defined meanings when used in certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context shall otherwise require.

      SECTION 9.9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and bind the respective parties hereto and their successors and assigns; provided, however, that no Borrower may assign its rights hereunder without the prior written consent of the Lender.

      SECTION 9.10. ACCOUNTING TERMS. All accounting terms used herein that are not otherwise expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided herein, all financial computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a balance sheet or other financial statement or financial computation with respect to the Borrower, such terms shall mean a consolidated balance sheet or other financial statement or financial computation, as the case may be, with respect to the Borrower and its Subsidiaries.

      SECTION 9.11. CONFIDENTIALITY. Except as otherwise provided by applicable law, the Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of its affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide assignee, participant or other transferee in connection with the contemplated transfer of any Loan or participations therein (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any governmental authority or representative thereof or pursuant to legal process; (d) to the Lender's independent auditors, counsel and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Lender of rights hereunder or under any of the other Loan Documents.

      SECTION 9.12. INTERPRETATION. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Maryland, without reference to conflict of laws principles.

      SECTION 9.13. NATURE OF CREDIT FACILITY. The Borrower acknowledges and agrees that the enumerated Events of Default are merely examples of the types of occurrences that may cause the Lender to make a demand for payment or to refuse to make a Loan, and neither they nor any other provision of this Agreement shall limit the Lender's rights to demand payment or refuse to make a Loan whenever it chooses.

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be signed by their duly authorized representatives all as of the day and year first above written.


                                  LENDER:

                                  CRESTAR BANK,
                                  a Virginia banking corporation


                                  By:
                                         -----------------------------
                                  Name:
                                         -----------------------------
                                  Title:
                                         -----------------------------


                                  BORROWER:

                                  ACE*COMM CORPORATION,
                                  a Maryland corporation


                                  By:
                                         -----------------------------
                                  Name:
                                         -----------------------------
                                  Title:
                                         -----------------------------

                          LIST OF SCHEDULES & EXHIBITS


               Exhibit A   - Covenant Compliance Certificate

               Exhibit B   - Intellectual Property Assignment

               Schedule 1  - Existing Notes

               Schedule 2  - Equipment and Inventory Locations

                                    EXHIBIT A

                         COVENANT COMPLIANCE CERTIFICATE

      In connection with the terms of the Loan and Security Agreement, dated as of April 23, 1998 (as amended, supplemented or modified from time to time, the Agreement), between ACE*COMM Corporation, a Maryland corporation (the Borrower) and Crestar Bank, a Virginia banking corporation (the Lender), the undersigned certifies that the following information is true and correct as of the date of this Covenant Compliance Certificate:

      1. No Default or Event of Default has occurred and is continuing;

      2. Tangible Net Worth as of _______________________ was $__________,
calculated as follows:




      3. Net Income for the fiscal quarter ended on ________________ was $__________, calculated as follows:




      Capitalized terms used in this Covenant Compliance Certificate shall have the same meanings as those assigned to them in the Agreement. The foregoing is true and correct as of _______________, 19___.


      Dated ______________, 19___.



                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------

                                   SCHEDULE 1

                                 EXISTING NOTES

             DATE                                  ORIGINAL AMOUNT
             ----                                  ---------------
             June 27, 1997                              $1,000,000
             May 16, 1996                                  $80,000
             January 2, 1996                               $50,000
             April 29, 1994                            $323,493.19

                                   SCHEDULE 2

                        EQUIPMENT AND INVENTORY LOCATIONS